Exhibit 4.4

HUTCHINSON TECHNOLOGY INCORPORATED

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 22, 2013

THIS FIRST SUPPLEMENTAL INDENTURE dated as of January 22, 2013 (this “First Supplemental Indenture”) between Hutchinson Technology Incorporated, a corporation duly organized and existing under the laws of the State of Minnesota (the “Company”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), amends and supplements (i) the Indenture dated as of March 30, 2012 among the Company, the Guarantors party thereto from time to time, and the Trustee and Collateral Agent (the “Indenture”), and (ii) certain other Note Documents.

RECITALS

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company’s 8.50% Senior Secured Second Lien Notes due 2017 (the “Notes”);

WHEREAS, the Notes and other Note Obligations are secured by Liens on certain Collateral, all of which Liens are subject in priority to Priority Liens and Permitted Prior Liens.

WHEREAS, the Trustee and the Collateral Agent are parties to an Intercreditor Agreement dated as of March 30, 2012 with PNC Bank, National Association, pursuant to which the Liens on the Collateral securing the Notes and other Note Obligations have been made junior to the Liens on the Collateral securing the Priority Lien Obligations.

WHEREAS, the Company desires to issue 10.875% Senior Secured Second Lien Notes due 2017 of the Company (the “10.875% Parity Lien Notes”) and to use the proceeds thereof to repurchase a portion of the Company’s Outstanding 8.50% Notes.

WHEREAS, the 10.875% Parity Lien Notes will have terms substantially identical to the Notes, but for the rate at which interest accrues thereon, and will be secured by the Collateral on an equal and ratable basis with the Notes and on a junior basis to the Priority Lien Obligations.

WHEREAS, the Company desires to amend certain of the Note Documents in order to permit the issuance of the 10.875% Parity Lien Notes, the granting of Liens on the Collateral to secure the 10.875% Parity Lien Notes and the repurchase of the Outstanding 8.50% Notes.

WHEREAS, pursuant to Section 9.2(a) of the Indenture, the Trustee or Collateral Agent (as the case may be) and the Company may, subject to certain exceptions, amend or supplement the Note Documents with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

WHEREAS, the Holders of at least a majority in aggregate outstanding principal amount of the Notes have consented to the amendments to the Note Documents reflected in this First Supplemental Indenture.

WHEREAS, the Company has requested that the Trustee and Collateral Agent execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) a term not defined herein that is defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

(b) the definition of any term in this First Supplemental Indenture that is also defined in the Indenture shall supersede the definition of such term in the Indenture;

(c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(d) the singular includes the plural and vice versa; and

(e) headings are for convenience of reference only and do not affect interpretation.

ARTICLE II

AMENDMENTS TO THE INDENTURE

Section 2.01 Amendments to Section 1.01 of the Indenture. Section 1.01 of the Indenture is hereby amended as follows:

(a) The following new defined terms are hereby added to said Section in their appropriate alphabetical order:

“10.875% Parity Lien Indenture” means the Indenture dated as of January 22, 2013 among the Company, certain Restricted Subsidiaries of the Company from time to time party thereto as guarantors and Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent for the holders of the 10.875% Parity Lien Notes, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“10.875% Parity Lien Intercreditor Agreement” means the Intercreditor Agreement dated as of January 22, 2013 between Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent for the holders of the 10.875% Parity Lien Notes, and Wells Fargo Bank, National Association, in its capacity as Trustee and Collateral Agent, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“10.875% Parity Lien Note Documents” means the 10.875% Parity Lien Indenture, the 10.875% Parity Lien Notes, the 10.875% Parity Lien Security Documents and the 10.875% Parity Lien Intercreditor Agreement.

“10.875% Parity Lien Note Guaranty” means the guarantee by certain Restricted Subsidiaries of the Company of the Company’s obligations under the 10.875% Parity Lien Indenture and the 10.875% Parity Lien Notes pursuant to the 10.875% Parity Lien Indenture.

“10.875% Parity Lien Note Obligations” means the principal of and interest on the 10.875% Parity Lien Notes, including, without limitation, any interest on overdue principal of and interest on the 10.875% Parity Lien Notes, and all other Obligations of the Company and the Guarantors to the holders of the 10.875% Parity Lien Notes or the trustee for such holders under the 10.875% Note Documents, including, without limitation, the 10.875% Parity Lien Note Guaranties.

“10.875% Parity Lien Notes” means the Company’s 10.875% Senior Secured Second Lien Notes due 2017 issued pursuant to the 10.875% Parity Lien Indenture.

“10.875% Parity Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, any Guarantor or any other Restricted Subsidiary of the Company creating (or purporting to create) a Lien upon Collateral in favor of the collateral agent (or a co-collateral agent) for the holders of the 10.875% Parity Lien Notes as security for the 10.875% Parity Lien Note Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Additional Parity Lien Intercreditor Agreement” means any intercreditor agreement, other than the 10.875% Parity Lien Intercreditor Agreement, with terms no less favorable to the Holders than the 10.875% Parity Lien Intercreditor Agreement entered into by the agent or other representative of holders of Parity Lien Obligations designated pursuant to the terms of the relevant Parity Lien Documents and the Trustee and Collateral Agent, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Additional Priority Lien Intercreditor Agreement” means any intercreditor agreement, other than the PNC Intercreditor Agreement, with terms no less favorable to the Holders than the PNC Intercreditor Agreement entered into by the agent or other representative of holders of Priority Lien Obligations designated pursuant to the terms of the relevant Priority Lien Documents, the agent or other representative of holders of Parity Lien Obligations (if any) designated pursuant to the terms of the relevant Parity Lien Documents, and the Trustee and Collateral Agent, as junior agent, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“First Amendment to PNC Intercreditor Agreement” has the meaning ascribed thereto in the definition of PNC Intercreditor Agreement.

“Parity Lien” means a Lien granted by a Parity Lien Document on any property or asset of the Company, any Guarantor or any other Restricted Subsidiary of the Company to secure Parity Lien Obligations, which Lien is subject to the Parity Lien Intercreditor Agreement.

“Parity Lien Debt” means:

(1) the 10.875% Parity Lien Notes; and

(2) any Indebtedness of the Company constituting Parity Lien Permitted Refinancing Indebtedness that is secured by a Lien on the Collateral, provided, in the case of any Indebtedness referred to in this clause (2), that

(a) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company in an Officers’ Certificate delivered to the Trustee and Collateral Agent as “Parity Lien Debt” for purposes of this Indenture; and

(b) the agent or other representative with respect to such Indebtedness has duly executed and delivered a Parity Lien Intercreditor Agreement (or a joinder to a Parity Lien Intercreditor Agreement).

“Parity Lien Documents” means the 10.875% Parity Lien Note Documents and any other documents governing Parity Lien Debt and security documents that secure Parity Lien Debt.

“Parity Lien Intercreditor Agreement” means, collectively or individually (as the context may require), the 10.875% Parity Lien Intercreditor Agreement and any Additional Parity Lien Intercreditor Agreement.

“Parity Lien Obligations” means the Parity Lien Debt and all other Obligations of the Company, any Guarantor or any other Restricted Subsidiary of the Company in respect of Parity Lien Debt or under any Parity Lien Documents.

“Parity Lien Permitted Refinancing Indebtedness” means any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any of the 10.875% Parity Lien Notes.

“Priority Lien Intercreditor Agreement” means, collectively or individually (as the context may require), the PNC Intercreditor Agreement and any Additional Priority Lien Intercreditor Agreement.

“Repurchase Agreements” means one or more note repurchase agreements, each by and between the Company and a holder or holders of Outstanding 8.50% Notes.

(b) The following existing defined terms in said Section are hereby amended and restated in their entirety to read as follows:

“Intercreditor Agreement” means, collectively or individually (as the context may require), any Priority Lien Intercreditor Agreement and any Parity Lien Intercreditor Agreement.

“Note Guaranty” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to the provisions of this Indenture.

“Outstanding 3.25% Notes” means the Company’s 3.25% Convertible Subordinated Notes due 2026 outstanding on the date of this Indenture.

“Outstanding 8.50% Notes” means the Company’s 8.50% Convertible Senior Notes due 2026 outstanding on the date of this Indenture.

“PNC Intercreditor Agreement” means the Intercreditor Agreement dated as of March 30, 2012 between Wells Fargo Bank, National Association, in its capacity as Trustee and Collateral Agent, and PNC Bank, National Association, as agent under the Credit Agreement, as amended by that certain First Amendment to Intercreditor Agreement dated as of January 22, 2013 between Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent for the holders of the 10.875% Parity Lien Notes, Wells Fargo Bank, National Association, in its capacity as Trustee and Collateral Agent, and PNC Bank, National Association, as agent under the Credit Agreement (the “First Amendment to PNC Intercreditor Agreement”), and as further amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Secured Debt” means (i) the Notes, (ii) Parity Lien Debt, (iii) Priority Lien Debt, and (iv) other Indebtedness of the Company or any Guarantor that is secured by all or any part of the Collateral (which other Indebtedness, if incurred pursuant to Section 4.09(a) hereof, shall have the Lien priority specified in clause (12) of the definition of Permitted Liens).

(c) The defined term “Additional Intercreditor Agreement” in said Section is hereby deleted.

(d) The defined terms “Credit Agreement”, “Credit Facility” and “Priority Lien Debt” in said Section are hereby amended by replacing the words “Intercreditor Agreement” where they appear therein with the words “Priority Lien Intercreditor Agreement”.

(e) The proviso at the end of the defined term “Excluded Assets” in said Section is hereby amended and restated in its entirety to read as follows:

provided that the term “Excluded Assets” shall in no event include (x) any property or assets of the Company or any Guarantor, other than Rule 3-16 Excluded Assets, if such property or assets are then subject to Liens securing any Priority Lien Debt, or (y) any property or assets of the Company or any Guarantor if such property or assets are then subject to Liens securing any Parity Lien Debt.

(f) Clause (9) of the defined term “Permitted Investments” in said Section is hereby amended and restated in its entirety to read as follows:

(9) repurchases of the Notes, the 10.875% Parity Lien Notes or other Indebtedness of the Company or any Restricted Subsidiary of the Company;

(g) Clause (2) of the defined term “Permitted Liens” in said Section is hereby amended and restated in its entirety to read as follows:

(2) Liens securing (a) the Notes, the Note Guaranties and any other Note Obligations, or (b) the 10.875% Parity Lien Notes, the 10.875% Parity Lien Note Guaranties and any other 10.875% Parity Lien Note Obligations;

(h) The defined term “Priority Lien Debt” in said Section is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, the aggregate principal amount of all such Indebtedness described in clauses (1) and (2) above outstanding at any given time shall not exceed the Priority Lien Cap.

Section 2.02 Amendment to Section 1.04(a) of the Indenture. Section 1.04(a) of the Indenture is hereby amended (a) by replacing the “; and” at the end of clause (7) thereof with “;”, (b) by replacing the “.” at the end of clause (8) thereof with “; and”, and (c) by adding the following new clause (9) thereto in its appropriate numerical order:

(9) the phrase “other Indebtedness that is pari passu with the Notes” includes, without limitation, any Parity Lien Debt.

Section 2.03 Amendment to Section 3.08 of the Indenture. The third sentence of the fourth paragraph of Section 3.08 of the Indenture is hereby deleted.

Section 2.04 Amendment to Section 4.07(b) of the Indenture. Clauses (4), (5), (9) and (10) of Section 4.07(b) of the Indenture are hereby amended and restated in their entirety to read, respectively, as follows:

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness of such Subordinated Obligations or Guarantor Subordinated Obligations (as the case may be);

(5) the repurchase, redemption, defeasance or other acquisition for value of Outstanding 8.50% Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness of such Outstanding 8.50% Notes;

(9) the purchase, redemption or other acquisition of any Outstanding 3.25% Notes and any Outstanding 8.50% Notes pursuant to the Tender/Exchange Offers and any Outstanding 8.50% Notes pursuant to the Repurchase Agreements;

(10) the purchase, redemption or other acquisition of any Outstanding 3.25% Notes or any Outstanding 8.50% Notes pursuant to the indenture governing such notes upon the exercise by the holders of such notes of any right of such holders under the indenture governing such notes (as in effect on the date hereof) to require the Company to purchase, redeem or otherwise acquire such notes;

Section 2.05 Amendment to Section 4.08(b) of the Indenture. Clause (2) of Section 4.08(b) of the Indenture is hereby amended and restated in its entirety to read as follows:

(2) the Note Documents and the 10.875% Parity Lien Note Documents;

Section 2.06 Amendment to Section 4.09(b) of the Indenture. Clauses (3) and (13) of Section 4.09(b) of the Indenture are hereby amended and restated in their entirety to read, respectively, as follows:

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by (i) the Notes and the Note Guaranties, and (ii) the 10.875% Parity Lien Notes and the 10.875% Parity Lien Note Guaranties;

(13) Indebtedness to the extent the net proceeds thereof are promptly deposited (i) to defease the Notes or to satisfy and discharge this Indenture, or (ii) to defease the 10.875% Parity Lien Notes or to satisfy and discharge the 10.875% Parity Lien Indenture.

Section 2.07 Amendment to Section 4.16(b) of the Indenture. Section 4.16(b) of the Indenture is hereby amended and restated in its entirety to read as follows:

(b) If, after the date of this Indenture, any Restricted Subsidiary of the Company that is not a Guarantor guarantees or provides credit support for (other than by granting Liens on its assets) any Priority Lien Obligations or any Parity Lien Obligations, then the Company will promptly (and in any event within 10 Business Days) thereafter cause such Restricted Subsidiary to provide a Note Guaranty pursuant to a supplemental indenture in substantially the form of Exhibit C attached hereto.

Section 2.08 Amendment to Section 4.18(b) of the Indenture. Section 4.18(b) of the Indenture is hereby amended and restated in its entirety to read as follows:

(b) If, after the date of this Indenture:

(1) the Priority Lien Debt is secured by Liens on any assets of the Company or its Restricted Subsidiaries not theretofore subject to a Priority Lien (other than Rule 3-16 Excluded Assets, but including any other Excluded Assets), the Company shall promptly take or cause its Restricted Subsidiaries to take such action as may be reasonably required to grant to the Collateral Agent (or a co-collateral agent) a second priority Lien (subject to Priority Liens and Permitted Prior Liens and on an equal and ratable basis with Parity Liens) on such assets to secure the Note Obligations; or

(2) the Parity Lien Debt is secured by Liens on any assets of the Company or its Restricted Subsidiaries not theretofore subject to a Parity Lien (including any Excluded Assets), the Company shall promptly take or cause its Restricted Subsidiaries to take such action as may be reasonably required to grant to the Collateral Agent (or a co-collateral agent) a second priority Lien (subject to Priority Liens and Permitted Prior Liens and on an equal and ratable basis with Parity Liens) on such assets to secure the Note Obligations.

Section 2.09 Amendment to Section 4.18(d) of the Indenture. Section 4.18(d) of the Indenture is hereby amended and restated in its entirety to read as follows:

(d) Upon the acquisition by the Company or any Guarantor of:

(1) any property that, upon such acquisition, will be subject to Priority Liens (other than Rule 3-16 Excluded Assets, but including any other Excluded Assets), the Company or such Guarantor shall execute and deliver such Security Documents, if any, as shall be reasonably necessary to vest in the Collateral Agent (or a co-collateral agent) a perfected second-priority security interest, subject to the Priority Liens and Permitted Prior Liens and on an equal and ratable basis with the Parity Liens, in such property and to have such property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property to the same extent and with the same force and effect; or

(2) any property that, upon such acquisition, will be subject to Parity Liens (including any Excluded Assets), the Company or such Guarantor shall execute and deliver such Security Documents, if any, as shall be reasonably necessary to vest in the Collateral Agent (or a co-collateral agent) a perfected second-priority security interest, subject to the Priority Liens and Permitted Prior Liens and on an equal and ratable basis with the Parity Liens, in such property and to have such property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property to the same extent and with the same force and effect.

Section 2.10 Amendment to Section 6.01(a) of the Indenture. Clause (8) of Section 6.01(a) of the Indenture is hereby amended and restated in its entirety to read as follows:

(8) the occurrence of any of the following:

(A) except as permitted by the Intercreditor Agreement, this Indenture or such Security Document, any Security Document ceases for any reason to be enforceable, provided that it will not be an Event of Default under this clause (8)(A) if the sole result of the failure of one or more Security Documents to be fully enforceable is that (i) any Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $1.0 million ceases to be an enforceable and perfected second priority Lien, subject only to Priority Liens and Permitted Prior Liens and on an equal and ratable basis only with Parity Liens, or (ii) any Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $1.0 million ceases to be an enforceable and perfected second priority Lien, subject only to Priority Liens and Permitted Prior Liens and on an equal and ratable basis only with Parity Liens, and such defect is cured within 60 days after receipt of a Notice of Default;

(B) except as permitted by the Intercreditor Agreement, this Indenture or such Security Document, any Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $1.0 million ceases to be an enforceable and perfected second priority Lien, subject only to Priority Liens and Permitted Prior Liens and on an equal and ratable basis only with Parity Liens, and such defect is not cured within 60 days after receipt of a Notice of Default; or

(C) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document;

Section 2.11 Amendment to Section 10.01(a) of the Indenture. The fourth and fifth sentences of Section 10.01(a) of the Indenture are hereby amended and restated in their entirety to read as follows:

Pursuant to such authority, the Collateral Agent hereby appoints PNC Bank, National Association, as co-collateral agent to act as mortgagee for the benefit of the holders of the Note Obligations, the Priority Lien Obligations and the Parity Lien Obligations under any mortgages on real property located in the State of Minnesota that are granted by the Company pursuant to Section 4.18(c) hereof. Each Holder of Notes, by its acceptance of Notes, and the Trustee direct the Collateral Agent (directly or through co-collateral agents) to enter into the Security Documents (including without limitation any amendments to the aforesaid mortgages pursuant to which the Parity Lien Obligations will be added as Obligations secured by such mortgages) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof and of this Indenture and the Intercreditor Agreement.

Section 2.12 Amendment to Section 10.02 of the Indenture. Section 10.02 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 10.02 Intercreditor Agreement. This Article X and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. Each Holder of the Notes, by its acceptance of the Notes (a) directs the Trustee and Collateral Agent to enter into the PNC Intercreditor Agreement (including without limitation the First Amendment to PNC Intercreditor Agreement) and the 10.875% Parity Lien Intercreditor Agreement and to perform their obligations and exercise their rights thereunder in accordance therewith, subject to the terms and conditions of this Indenture, (b) further directs the Trustee and Collateral Agent, if any Indebtedness of the Company or any Guarantor under any Credit Facility other than the Credit Agreement has been designated by the Company in an Officers’ Certificate delivered to the Trustee and Collateral Agent as “Priority Lien Debt” for purposes of this Indenture, to, at the request of the Company, enter into an Additional Priority Lien Intercreditor Agreement with the agent or other representative of the holders of such Indebtedness designated pursuant to the terms of the documents governing such Credit Facility and to perform their obligations and exercise their rights thereunder in accordance therewith, subject to the terms and conditions of this Indenture, (c) further directs the Trustee and Collateral Agent, if any Indebtedness of the Company constituting Parity Lien Permitted Refinancing Indebtedness has been designated by the Company in an Officers’ Certificate delivered to the Trustee and Collateral Agent as “Parity Lien Debt” for purposes of this Indenture, to, at the request of the Company, enter into an Additional Parity Lien Intercreditor Agreement with the agent or other representative of the holders of such Indebtedness designated pursuant to the terms of the documents governing such Indebtedness and to perform their obligations and exercise their rights thereunder in accordance therewith, subject to the terms and conditions of this Indenture, (d) consents to the subordination or equal and ratable nature of Liens provided for in any Intercreditor Agreement and (e) agrees that it will be bound by, and will take no actions contrary to, the provisions of any Intercreditor Agreement. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit to the Company and certain of its Subsidiaries, and such lenders and each other present and future holder of Priority Lien Obligations are intended third party beneficiaries of such provisions and the provisions of the Priority Lien Intercreditor Agreement.

Section 2.13 Amendment to Section 10.03(d) of the Indenture. Section 10.03(d) of the Indenture is hereby amended and restated in its entirety to read as follows:

(d) If all Priority Liens on any assets or rights of the Company, any Guarantor or any other Restricted Subsidiary of the Company securing the Priority Lien Obligations are released (other than in connection with the payment in full of such Priority Lien Obligations and the termination or expiration of all commitments, if any, to extend credit that would constitute Priority Lien Obligations), the Liens on such assets or rights securing the Note Obligations will also be automatically released and the right of the Holders of the Notes and holders of other Note Obligations to the benefits and proceeds of the Collateral Agent’s (or any co-collateral agent’s) Liens on such assets or rights will automatically terminate and be discharged (provided that, (i) all Parity Liens on such assets or rights securing any Parity Lien Obligations are concurrently released, and (ii) if Priority Liens are at any time thereafter granted on such assets or rights to secure Priority Lien Debt, the Company shall promptly take or cause the applicable Guarantor or other Restricted Subsidiary to take such actions as may be reasonably required to grant to the Collateral Agent (or a co-collateral agent) a second priority Lien (subject to Priority Liens and Permitted Prior Liens and on an equal and ratable basis with Parity Liens) on such assets or rights to secure the Note Obligations).

ARTICLE III

AMENDMENTS TO THE NOTES

Section 3.01 Amendment to Section 4 of the Notes. Section 4 of the reverse side of each Note and of the form of Note attached as Exhibit A to the Indenture is hereby amended and restated to read in its entirety as follows:

4. INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Notes of the Company designated as its 8.50% Senior Secured Second Lien Notes Due 2017 (the “Notes”), issued under an Indenture dated as of March 30, 2012 (together with any supplemental indentures thereto, the “Indenture”), among the Company, the Guarantors from time to time party thereto, and the Trustee and Collateral Agent. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. Capitalized terms used in this Note shall have the meanings assigned to them in the Indenture unless otherwise indicated.

The Notes and other Note Obligations are secured on a second priority basis (subject to Priority Liens and Permitted Prior Liens and on an equal and ratable basis with Parity Liens) by Liens on substantially all of the assets (other than Excluded Assets) of the Company, subject to the terms of the Indenture, the Security Documents and the Intercreditor Agreement.

If, after the date of this Indenture, the Company or any Restricted Subsidiary of the Company forms or acquires any Domestic Subsidiary that is a Wholly Owned Restricted Subsidiary, the Notes will be guaranteed by such Domestic Subsidiary and the Notes and other Note Obligations will be secured on a second priority basis (subject to Priority Liens and Permitted Prior Liens and on an equal and ratable basis with Parity Liens) by Liens on substantially all of the assets (other than Excluded Assets) of such Domestic Subsidiary, subject to the terms of the Indenture, the Security Documents and the Intercreditor Agreement.

If, after the date of the Indenture, any Restricted Subsidiary that is not a Guarantor guarantees or provides credit support for (other than by granting Liens on its assets) any Priority Lien Obligations or any Parity Lien Obligations, the Notes will be guaranteed by such Restricted Subsidiary, subject to the terms of the Indenture.

If, after the date of the Indenture, the Priority Lien Debt is secured by Liens on any assets of the Company or its Restricted Subsidiaries not theretofore subject to a Priority Lien (other than Rule 3-16 Excluded Assets, but including any other Excluded Assets), the Notes and other Note Obligations will be secured on a second priority basis (subject to Priority Liens and Permitted Prior Liens and on an equal and ratable basis with Parity Liens) by Liens on such assets, subject to the terms of the Indenture, the Security Documents and the Intercreditor Agreement.

If, after the date of the Indenture, the Parity Lien Debt is secured by Liens on any assets of the Company or its Restricted Subsidiaries not theretofore subject to a Parity Lien (including any Excluded Assets), the Notes and other Note Obligations will be secured on a second priority basis (subject to Priority Liens and Permitted Prior Liens and on an equal and ratable basis with Parity Liens) by Liens on such assets, subject to the terms of the Indenture, the Security Documents and the Intercreditor Agreement.

Section 3.02 Amendment to Section 19 of the Notes. Section 19 of the reverse side of each Note and of the form of Note attached as Exhibit A to the Indenture is hereby amended and restated to read in its entirety as follows:

19. INTERCREDITOR AGREEMENT

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this Note and the exercise of any right or remedy with respect thereto are subject to the provisions of the PNC Intercreditor Agreement, any Additional Priority Lien Intercreditor Agreement, the 10.875% Parity Lien Intercreditor Agreement and any Additional Parity Lien Intercreditor Agreement. In the event of any conflict between the terms of the PNC Intercreditor Agreement and this Note, the terms of the PNC Intercreditor Agreement shall govern and control. In the event of any conflict between the terms of any Additional Priority Lien Intercreditor Agreement and this Note, the terms of such Additional Priority Lien Intercreditor Agreement shall govern and control. In the event of any conflict between the terms of any Parity Lien Intercreditor Agreement and this Note, the terms of such Parity Lien Intercreditor Agreement (to the extent not inconsistent with the terms of the PNC Intercreditor Agreement or any Additional Priority Lien Intercreditor Agreement) shall govern and control.

ARTICLE IV

AMENDMENTS TO THE SECOND LIEN SECURITY AGREEMENT

Section 4.01 Amendments to Section 1.02(a) of the Second Lien Security Agreement. Section 1.02(a) of the Second Lien Security Agreement is hereby amended as follows:

(a) The following new defined terms are hereby added to said Section in their appropriate alphabetical order:

“10.875% Parity Lien Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent under the 10.875% Parity Lien Indenture.

“10.875% Parity Lien Trustee” means Wells Fargo Bank, National Association, in its capacity as trustee under the 10.875% Parity Lien Indenture.

“First Lien Intercreditor Agreement” means the Intercreditor Agreement dated as of March 30, 2012, as amended by the First Amendment to Intercreditor Agreement dated as of January 22, 2013 and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Indenture, between Wells Fargo Bank, National Association, in its capacity as the Trustee and Collateral Agent and as the 10.875% Parity Lien Trustee and 10.875% Parity Lien Collateral Agent, and the Existing First Lien Agent.

“Parity Lien Collateral Agent” means the 10.875% Parity Lien Collateral Agent and any successor or assign in such capacity.

“Parity Lien Intercreditor Agreement” means the Intercreditor Agreement dated as of January 22, 2013 between Wells Fargo Bank, National Association, in its capacity as the Trustee and Collateral Agent, and Wells Fargo Bank, National Association, in its capacity as the 10.875% Parity Lien Trustee and 10.875% Parity Lien Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

(b) The following existing defined term in said Section is hereby amended and restated in its entirety to read as follows:

“Intercreditor Agreement” means, collectively or individually (as the context may require), the First Lien Intercreditor Agreement and the Parity Lien Intercreditor Agreement.

(c) The defined terms “Discharge of First Lien Priority Obligations” and “First Lien Debt Documents” in said Section are hereby amended by replacing the words “Intercreditor Agreement” where they appear therein with the words “First Lien Intercreditor Agreement”.

Section 4.02 Amendment to Section 1.02(b) of the Second Lien Security Agreement. Section 1.02(b) of the Second Lien Security Agreement is hereby deleted and replaced by the following:

(b) Notwithstanding anything to the contrary stated in this Agreement, if at any time following the termination of the First Lien Intercreditor Agreement any Additional Priority Lien Intercreditor Agreement is in effect, then all references in this Agreement to the First Lien Intercreditor Agreement shall mean such Additional Priority Lien Intercreditor Agreement, all references in this Agreement to the First Lien Agent shall mean the First Lien Agent (or equivalent term) under and as defined in such Additional Priority Lien Intercreditor Agreement, and all terms defined in this Agreement by reference to the First Lien Intercreditor Agreement shall have the respective meanings assigned to such terms in such Additional Priority Lien Intercreditor Agreement.

(c) Notwithstanding anything to the contrary stated in this Agreement, if at any time following the termination of the Parity Lien Intercreditor Agreement any Additional Parity Lien Intercreditor Agreement is in effect, then all references in this Agreement to the Parity Lien Intercreditor Agreement shall mean such Additional Parity Lien Intercreditor Agreement and all references in this Agreement to the Parity Lien Collateral Agent shall mean the 2013 Lien Agent (or equivalent term) under and as defined in such Additional Parity Lien Intercreditor Agreement.

Section 4.03 Amendment to Section 2.01 of the Second Lien Security Agreement. Section 2.01 of the Second Lien Security Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 2.01. Intercreditor Agreement. Anything herein to the contrary notwithstanding, the liens and security interests granted hereunder and the exercise of any right or remedy with respect thereto are subject to the provisions of the First Lien Intercreditor Agreement and the Parity Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and this Agreement, the terms of the First Lien Intercreditor Agreement shall govern and control. In the event of any conflict between the terms of the Parity Lien Intercreditor Agreement and this Agreement, the terms of the Parity Lien Intercreditor Agreement (to the extent not inconsistent with the terms of the First Lien Intercreditor Agreement) shall govern and control.

Section 4.04 Amendment to Section 3.01(b) of the Second Lien Security Agreement. The parenthetical in the first sentence of Section 3.01(b) of the Second Lien Security Agreement is hereby amended and restated in its entirety to read as follows:

(unless actions to perfect Liens therein by the filing of financing statements under the UCC have been taken by the First Lien Agent pursuant to the First Lien Debt Documents or by the Parity Lien Collateral Agent pursuant to the Parity Lien Documents)

Section 4.05 Amendment to Section 3.03(c) of the Second Lien Security Agreement. The first proviso in Section 3.03(c) of the Second Lien Security Agreement is hereby amended and restated in its entirety to read as follows:

provided, however, that all action has been taken to grant to the Collateral Agent a perfected security interest in such tangible Collateral (subject in priority only to Priority Liens and Permitted Prior Liens and on an equal and ratable basis only with Parity Liens) in favor of the Collateral Agent, for the benefit of the Secured Parties, to the extent such security interest may be perfected by the filing of financing statements under the UCC and is in tangible Collateral other than as-extracted collateral or timber to be cut;

Section 4.06 Amendment to Section 3.03(d) of the Second Lien Security Agreement. Section 3.03(d) of the Second Lien Security Agreement is hereby amended and restated in its entirety to read as follows:

(d) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Collateral against all Persons other than the holders of Permitted Liens and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien other than Priority Liens and Permitted Prior Liens.

Section 4.07 Amendments to Section 3.04 of the Second Lien Security Agreement. Section 3.04 of the Second Lien Security Agreement is hereby amended as follows:

(a) The words “(or, after the Discharge of First Lien Priority Obligations, the Collateral Agent)” where they appear in Section 3.04 of the Second Lien Security Agreement are hereby replaced with the words “(or, after the Discharge of First Lien Priority Obligations, the Collateral Agent or Parity Lien Collateral Agent)”.

(b) The words “such Grantor shall immediately notify in writing the First Lien Agent and the Collateral Agent thereof” where they appear in Section 3.04(b) of the Second Lien Security Agreement are replaced with the words “such Grantor shall immediately notify in writing the First Lien Agent, the Collateral Agent and the Parity Lien Collateral Agent thereof”.

(c) The words “such Grantor shall promptly notify in writing the First Lien Agent and the Collateral Agent thereof” where they appear in Section 3.04(c) of the Second Lien Security Agreement are replaced with the words “such Grantor shall promptly notify in writing the First Lien Agent, the Collateral Agent and the Parity Lien Collateral Agent thereof”.

(d) The words “such Grantor shall give written notice of the same to the First Lien Agent and the Collateral Agent” where they appear in Section 3.04(f) of the Second Lien Security Agreement are replaced with the words “such Grantor shall give written notice of the same to the First Lien Agent, the Collateral Agent and the Parity Lien Collateral Agent”.

(e) The words “are taken on behalf of the First Lien Agent” where they appear in Section 3.04(g) of the Second Lien Security Agreement are replaced with the words “are taken on behalf of the First Lien Agent or the Parity Lien Agent”.

Section 4.08 Amendment to Section 3.06(c) of the Second Lien Security Agreement. Section 3.06 of the Second Lien Security Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 3.06. Other Agent’s Actions. Notwithstanding the foregoing limitations, exceptions and thresholds and subject to the terms of the Intercreditor Agreement:

(a) to the extent the First Lien Agent (or any Person acting on behalf or for the benefit of the agent(s) and lenders under the First Lien Debt Documents) takes action to further insure the attachment, perfection and priority of, or the ability of the First Lien Agent to enforce, the First Lien Agent’s security interest in the Collateral, each Grantor hereby agrees and otherwise authorizes the Collateral Agent to take (or cause to be taken) on behalf or for the benefit of the Secured Parties, such similar action to further insure the attachment, perfection and priority of, or the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral; and

(b) to the extent the Parity Lien Collateral Agent (or any Person acting on behalf or for the benefit of the agent(s) and noteholders under the Parity Lien Documents) takes action to further insure the attachment, perfection and priority of, or the ability of the Parity Lien Collateral Agent to enforce, the Parity Lien Collateral Agent’s security interest in the Collateral, each Grantor hereby agrees and otherwise authorizes the Collateral Agent to take (or cause to be taken) on behalf or for the benefit of the Secured Parties, such similar action to further insure the attachment, perfection and priority of, or the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral.

Section 4.09 Amendment to Section 5.01 of the Second Lien Security Agreement. The first sentence of Section 5.01 of the Second Lien Security Agreement is hereby amended and restated in its entirety to read as follows:

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture or, if to the Parity Lien Collateral Agent, as provided in the relevant Parity Lien Documents or, if to the First Lien Agent, as provided in the relevant First Lien Debt Documents.

ARTICLE V

MISCELLANEOUS

Section 5.01 Ratification of Indenture. The Indenture, the Notes and the Second Lien Security Agreement, as supplemented by this First Supplemental Indenture, are in all respects ratified and confirmed.

Section 5.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 5.03 Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.04 Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterparty shall be deemed an original, but all of them together represent the same agreement.

Section 5.04 Separability. If any provisions of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05 Headings, Etc. The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.

HUTCHINSON TECHNOLOGY INCORPORATED

By:	/s/ David P. Radloff
Name: David P. Radloff
Title: CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

[Signature Page to First Supplemental Indenture]